Exhibit 99

News Release

CCNE	Contact: Brian W. Wingard
NASDAQ	Treasurer
L I S T E D	(814) 765-9621

CNB FINANCIAL ANNOUNCES FOURTH QUARTER DIVIDEND CLEARFIELD, PENNSYLVANIA – November 12, 2013

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on December 13, 2013 to shareholders of record on November 29, 2013.

CNB Financial Corporation is a $2.1 billion bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a private banking division and twenty-nine full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. FCBank, a division of CNB Bank, operates eight full-service offices in Ohio.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com, www.eriebank.net, and www.fcbankohio.com.